Exhibit 10.16

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Kymera Therapeutics, Inc.

200 Arsenal Yards Blvd., Suite 230

Watertown, MA 02472

Attn: Chief Executive Officer

with a copy (which will not constitute notice) to:

Goodwin Procter LLP

Attn: Sarah Solomon 100 Northern Avenue

Boston, MA 02210

By Email and FedEx

November 14, 2023

Re: Amended and Restated Collaboration and License Agreement, dated November 15, 2023 - FAD Term Extension

Dear Ladies and Gentlemen,

Reference is hereby made to the Amended and Restated Collaboration and License Agreement, entered into as of November 15, 2022, by and between Kymera Therapeutics, Inc., a corporation organized under the laws of the State of Delaware (“Kymera”), and Genzyme Corporation, a corporation organized under the laws of the Commonwealth of Massachusetts (“Sanofi”) (the “Agreement”). Unless otherwise defined herein, any capitalized terms shall have the meaning set forth in the Agreement.

Pursuant to Section 2.4.2 of the Agreement, in certain circumstances, Sanofi has the one-time right upon written notice to Kymera to extend the term of Kymera’s Research activities under Section 2.4 of the Agreement until [***] (the “FAD Term Extension”).

The Parties acknowledge and agree that Sanofi is hereby exercising the FAD Term Extension for [***], subject to termination in accordance with the terms and conditions of the Agreement (including by way of selection of the First Additional Degrader). Upon request of a Party, further extensions of the First Additional Degrader Research Term will be discussed by the Parties in good faith; provided that any additional extension must be mutually agreed upon in writing by both Parties prior to being effective.

Yours Sincerely,

On behalf of Genzyme Corporation

By:/s/ John Bertin

Name: John Bertin

Title: Head of I&I Research Therapeutic Area

Exhibit 10.16

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Acknowledged and Agreed:

On behalf of Kymera Therapeutics, Inc.

By:/s/Nello Mainolfi

Name: Nello Mainolfi

Title: CEO